UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 8, 2010
Infogroup Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34398 (Commission File Number)	47-0751545 (IRS Employer Identification No.)
5711 South 86th Circle
Omaha, Nebraska 68127
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (402) 593-4500
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-2.1
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
On March 8, 2010, Infogroup Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Omaha Holdco Inc., a Delaware corporation (“Parent”), and Omaha Acquisition Inc., a Delaware corporation (“Acquisition Sub”), providing for the merger of Acquisition Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Acquisition Sub are affiliates of CCMP Capital Advisors, LLC (“CCMP”).
Pursuant to the Merger Agreement, each share of Company common stock issued and outstanding immediately prior to the effective time (other than shares of common stock owned by Parent, Acquisition Sub or the Company and by stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law) will be automatically canceled and converted into the right to receive $8.00 in cash, without interest and less any applicable withholding tax. At the effective time of the Merger, each option to purchase Company common stock, and each stock-based award issued and outstanding pursuant to one of the Company’s equity incentive plans will be cancelled and converted into the right to receive, in the case of options, a cash payment equal to the excess, if any, of $8.00 over the exercise price per share of common stock issuable upon exercise of such option or, in the case of stock-based awards, a cash payment equal to $8.00 multiplied by the number of shares of common stock represented by such stock-based award, in each case, without interest and less any applicable withholding tax.
The Board of Directors of the Company (the “Board”) unanimously approved the Merger Agreement and the transactions contemplated thereby and recommends that the Company’s stockholders adopt the Merger Agreement and the transactions contemplated thereby. The M&A Committee of the Board engaged Evercore Group L.L.C. (“Evercore”) to serve as financial advisor to the M&A Committee and the Board.
The Merger Agreement contains a provision under which the Company may solicit alternative acquisition proposals for the next twenty-one (21) calendar days, concluding March 29, 2010. After such period, the Company is subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties. The Merger Agreement also contains a “fiduciary-out” provision which allows the Company to provide information to and participate in discussions with third parties with respect to unsolicited alternative acquisition proposals, if, in each case, the Board determines in good faith that such unsolicited acquisition proposal constitutes or is reasonably likely to lead to a superior proposal.
Concurrent with the execution of the Merger Agreement, certain stockholders (including certain directors and executive officers of the Company) have each entered into a voting agreement with Parent and the Company (each a “Voting Agreement” and collectively the “Voting Agreements”). Pursuant to the Voting Agreements, stockholders who collectively own an aggregate of approximately 36% of the outstanding shares of the Company have agreed to vote their respective shares of Company common stock in favor of the Merger and have granted a representative of Parent a proxy to vote such shares in the event the stockholders do not act in accordance with their obligations thereunder.
Parent and Acquisition Sub have obtained equity and debt financing commitments for the transaction contemplated by the Merger Agreement, the aggregate proceeds of which will be used by Parent for payment of the aggregate merger consideration, payment of fees and expenses related to the transactions contemplated by the Merger Agreement, repayment of existing indebtedness of the Company and the ongoing working capital and other general corporate purposes of the surviving company. Two investment funds affiliated with CCMP have committed to purchase equity interests in Parent on the terms and subject to the conditions set forth in an equity financing letter dated March 8, 2010 (the “Equity Financing Letter”) and have provided a limited guarantee in favor of the Company, dated March 8, 2010 (the “Guarantee”), guaranteeing the payment of certain monetary obligations that may be owed by Parent pursuant to the Merger Agreement, including any termination fee or reimbursement of the Company’s fees and expenses incurred in connection with the proposed Merger that may become payable by Parent upon termination of the Merger Agreement under certain circumstances set forth in the Merger Agreement.
Bank of America Merrill Lynch (“BOA”) has committed to provide a senior secured credit facility on the terms and subject to the conditions set forth in a financing letter dated March 8, 2010 (the “Debt Financing Letter”). The obligations of BOA to provide debt financing under the Debt Financing Letter are subject to a number of customary conditions, including, among others, (i) negotiation, execution and delivery of definitive loan documents consistent with the terms set forth in the Debt Financing Letter and otherwise reasonably satisfactory to the Parent and BOA; (ii) since December 31, 2009 there not having occurred an event that has had or would reasonably be expected to have a Company Material Adverse Effect (as defined in the Merger Agreement), (iii) receipt by the lenders of evidence that, after giving effect to the Merger and the borrowing under the Debt Financing Letter, the surviving company will be solvent; and (iv) that the ratio of consolidated debt of the Company and its subsidiaries to consolidated EBITDA (as defined in the Merger Agreement) for the four quarter period ending not less than 45 days prior to the closing of the Merger (after giving pro forma effect to the Merger, the equity financing and the borrowings under the senior secured credit facility) not exceed certain limits.
The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, the Company may be required to pay Parent a termination fee of $15,847,000 (the “Company Termination Fee”). The Company may also be obligated to reimburse transaction expenses incurred by Parent, Acquisition Sub and their affiliates up to $2 million upon termination of the Merger Agreement under specified circumstances. The Merger Agreement also provides that Parent may be required to pay the Company a reverse termination fee of $25,356,000 and reimburse the Company for transaction expenses up to $2 million under certain specified circumstances.
The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
Additional Information and Where to Find It
Infogroup plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a proxy statement in connection with the proposed merger with Omaha Acquisition Inc., pursuant to which Infogroup would be acquired by Omaha Holdco Inc. (the “Transaction”). The proxy statement will contain important information about the proposed Transaction and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Infogroup through the web site maintained by the SEC at

www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the proxy statement from Infogroup by contacting Investor Relations by telephone at (402) 593-4541, or by mail at Infogroup, Investor Relations, 5711 South 86th Circle, Omaha, Nebraska 68127.
Infogroup and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Infogroup in connection with the proposed Transaction. Information regarding the interests of these directors and executive officers in the Transaction described herein will be included in the proxy statement described above. Additional information regarding these directors and executive officers is also included in Infogroup’s proxy statement for its 2009 Annual Meeting of Stockholders, which was filed with the SEC on September 30, 2009. This document is available free of charge at the SEC’s web site at www.sec.gov, and from Infogroup by contacting Investor Relations by telephone at (402) 593-4541, or by mail at Infogroup, Investor Relations, 5711 South 86th Circle, Omaha, Nebraska 68127, or by going to Infogroup’s Investor Relations page and choosing the Financial Information link, on the Infogroup corporate web site at www.Infogroup.com.
Note on Forward-Looking Statements
This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the expected closing of the proposed Merger. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed Merger, satisfaction of closing conditions precedent to the consummation of the proposed Merger, the expected timing of completion of the proposed Merger, and such other risks as identified in Infogroup’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC on February 26, 2010, which contains and identifies important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. Infogroup assumes no obligation to update any forward-looking statement contained in this Current Report.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

2.1	Agreement and Plan of Merger, dated March 8, 2010, by and among Infogroup Inc., Omaha Holdco Inc. and Omaha Acquisition Inc.

99.1	Press Release, dated March 8, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

infoGROUP Inc.
By:	/s/ Thomas J. McCusker
Thomas J. McCusker Secretary and Executive Vice President for Business Conduct and General Counsel

Date: March 8, 2010

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated March 8, 2010, by and among Infogroup Inc., Omaha Holdco Inc. and Omaha Acquisition Inc.

99.1	Press Release, dated March 8, 2010